UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 9, 2013

Date of Report (Date of earliest event reported)

SANMINA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of New Directors

On December 9, 2013, the Board of Directors of Sanmina Corporation (the “Company”) appointed two new members of the Board of Directors as follows.

Michael J. Clarke. Mr. Clarke, age 59, has more than 25 years of senior executive, business development and hands-on operational experience managing global companies in a myriad of industries, including electronics, telecommunications, industrial, aerospace and automotive.  Mr. Clarke is currently President and Chief Executive Officer of Nortek, Inc. a leading global manufacturer of innovative, branded air management, security and technology products for home and work environments.  He was President of Flex Infrastructure and Group President of Integrated Networks Solutions at Flextronics International from 2006 to 2011 and President and General Manager for Sanmina Corporation’s Enclosure Systems Division from 1999 to 2005.

Eugene A. Delaney. Mr. Delaney, age 57, is a retired executive from the communications industry. Prior to retiring, Mr. Delaney was Executive Vice President, Product & Business Operations, responsible for global products, supply chain, IT, procurement and back office operations for Motorola Solutions, Inc. (MSI).  MSI is a leading provider of mission-critical communications solutions and services for enterprise and government customers. Over a 35 year career at MSI and its predecessor company, Motorola, Inc., Mr. Delaney led several businesses including, Enterprise Mobility Solutions, Government and Public Safety and Cellular Infrastructure business.

The Board further appointed Mr. Clarke to serve as a member of the Nominating and Governance Committee of the Board and appointed Mr. Delaney to serve as a member of the Audit Committee of the Board.

Messrs. Clarke and Delaney are eligible to receive the standard Board member compensation previously approved by the Board, prorated for their period of service since the last Annual Meeting of Stockholders.

The press release announcing these appointments is included as Exhibit 99.1 to this Form 8-K.

Executive Compensation Matters

Also, on December 9, 2013, the Compensation Committee of the Board of Directors of the Company approved the Fiscal Year 2014 Corporate Bonus Plan (the “2014 Plan”). The 2014 Plan contains targets for the Company’s revenue, non-GAAP operating margin, cash flow from operations and other, inventory turns and return on invested capital for fiscal 2014. The Company’s performance for fiscal 2014 will be measured against these targets.  Should the Company not achieve a minimum performance against these targets, no incentive compensation shall be payable under the 2014 Plan. Each 2014 Plan participant’s actual incentive compensation for fiscal 2014 will be determined by reference to his or her target incentive compensation, the Company’s achievement against its targets and achievement of the participant’s individual/divisional performance goals for fiscal 2014. Target individual incentive compensation payable under the 2014 Plan is expressed as a percentage of base salary and, for executive officers of the Company, ranges from 75% to 150%.  The Compensation Committee retains the right to terminate or amend the 2014 Plan in any respect, including increasing or decreasing Company and individual incentive compensation targets, and can also adjust an individual’s incentive compensation up or down on a discretionary basis.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

Exhibit No	Description
99.1	Press release dated December 9, 2013 announcing appointment of new directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA CORPORATION

	By:	/s/ Robert K. Eulau
Robert K. Eulau
Executive Vice President and Chief
Financial Officer

Date: December 13, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 9, 2013 announcing appointment of new directors